UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2010

PENNICHUCK CORPORATION
 (Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 882-5191

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On November 11, 2010, Pennichuck Corporation (the “Company”) and the City of Nashua, New Hampshire (the “City”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which a to-be-formed wholly-owned subsidiary of the City will merge with and into the Company, with the Company being the surviving corporation (the “Merger”). As a result of the Merger, the Company will become wholly owned by the City. The Company issued a press release on November 12, 2010 announcing the Merger Agreement. The full text of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, $1.00 par value, of the Company (other than shares of Company common stock owned directly by the Company, any Subsidiary of the Company (as defined in the Merger Agreement), the City or any wholly owned subsidiary of the City) will be converted into the right to receive $29.00 in cash, without interest (the “Merger Consideration”). Additionally, at the effective time of the Merger, each outstanding option to purchase common stock of the Company will be cancelled and the holder of such option will receive a per share cash payment equal to the product of (i) the number of shares of Company Common Stock previously subject to such option multiplied by (ii) the Merger Consideration less the exercise price per share of Company Common Stock previously subject to such option.

Under New Hampshire law an affirmative vote of not less than two-thirds of the City’s Board of Aldermen within the time period set by law is required to approve and ratify the Merger Agreement and the financing. Accordingly, unless and until such a timely positive vote is obtained, the Merger Agreement is not binding on the City in any respect.

The Merger is also subject to advance approval by the New Hampshire Public Utilities Commission (“NHPUC”) pursuant to New Hampshire law, including the state’s utility municipalization statute RSA 38 and special 2007 legislation relating to the City’s right to purchase and hold the Company’s common stock. The City’s obligation to complete the Merger is subject to there being no approval conditions imposed by the NHPUC that would materially adversely affect the City’s expected economic benefits from the transaction.

Under New Hampshire statute RSA 38:13, in the case of a condemnation taking or an agreed sale under threat of condemnation, “the final determination of the price to be paid” triggers a 90-day period within which the municipality must decide by vote of its governing body if it wants to consummate the acquisition. The Company believes that the November 11, 2010 effective date of the Merger Agreement first established the required final determination of price and has now triggered the commencement of the 90-day period. Accordingly, pursuant to the terms of the Merger Agreement, the City has agreed that, after public hearings are held and within this 90-day period, its Board of Aldermen will meet to take a vote pursuant to RSA 38:13. (Additional information regarding this topic appears in the Company’s November 12, 2010 press release filed as Exhibit 99.1 hereto, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and the Company’s Current Reports on Form 8-K filed on June 8, 2010 and July 1, 2010, respectively.)

The Merger is subject to the City’s ability to obtain appropriate financing after all conditions precedent (including those specified above and other closing conditions) have been met. While the City’s financing structure is subject to change by the City, the Company currently expects that the City will finance the acquisition by issuing general obligation bonds, the interest on which will be taxable under federal and state law.

The Company’s Board of Directors unanimously approved the Merger Agreement. In addition to the contingencies and closing conditions referenced above, the Merger is subject to the approval of the Merger Agreement by the holders of not less than two-thirds of the shares of Company common stock and to the satisfaction of the other conditions specified in the Merger Agreement.

The Company is unable to predict whether all the approvals, contingencies and other conditions precedent to closing of the Merger will be obtained, resolved or satisfied, as applicable, and therefore if and when the Merger will close.

The foregoing description of the Merger Agreement and the proposed Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

In connection with the Merger Agreement, on November 11, 2010, the Company also entered into a Settlement Agreement (the “Settlement Agreement”) with the City. The Settlement Agreement, which is effective immediately, generally provides that the pending eminent domain proceeding brought by the City against the Company will be terminated if the Merger is not completed, including as a result of the City not obtaining either a timely positive vote of its Board of Alderman or the financing required for the Merger. The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

In connection with the Merger Agreement, on November 11, 2010, the Company entered into a Ninth Amendment to Rights Agreement (the “Amendment”) by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (“AST”). Pursuant to the Amendment, the execution and delivery of the Merger Agreement, the consummation of the Merger, and the consummation of any other transaction contemplated in the Merger Agreement will not be deemed to result in events that authorize the exercise of the rights under the Company’s Rights Agreement. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto, and is incorporated into this report by reference.

Additional Information and Where to Find It

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the transaction (the “Proxy Statement”). The Proxy Statement will contain important information about the Company, the City, the transaction and related matters. EXISTING AND PROSPECTIVE SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Company’s security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, documents filed by the Company with the SEC, including filings that will be incorporated by reference in the Proxy Statement, can be obtained, without charge, upon written request addressed to Roland E. Olivier, Secretary, Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054; or telephone number: (603) 882-5191.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and the City and its officials and employees may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 4, 2010, and its proxy statement for its 2010 annual meeting, as filed with the SEC on March 26, 2010. Information about the City and its officials and employees can be found through the web site maintained by the City at www.gonashua.com. Additional information regarding the interests of those participants may be obtained by reading the Proxy Statement regarding the proposed transaction when it becomes available. EXISTING AND PROSPECTIVE SECURITY HOLDERS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING AN INVESTMENT DECISION WITH RESPECT TO THE COMPANY’S SECURITIES.

Cautionary Statement

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified and limited, including by information in the schedules referenced in the Merger Agreement that the Company delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its affiliates.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.       Exhibit

2.1	Agreement and Plan of Merger, dated as of November 11, 2010, by and between Pennichuck Corporation and the City of Nashua, New Hampshire.

4.1	Ninth Amendment to Rights Agreement, dated as of November 11, 2010, by and between Pennichuck Corporation and American Stock Transfer & Trust Company, LLC.

10.1	Settlement Agreement, dated as of November 11, 2010, by and between Pennichuck Corporation and the City of Nashua, New Hampshire.

99.1	Press Release issued by Pennichuck Corporation on November 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION

DATED:	November 12, 2010	By:	/s/ Duane C. Montopoli

Duane C. Montopoli President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.       Exhibit

2.1	Agreement and Plan of Merger, dated as of November 11, 2010, by and between Pennichuck Corporation and the City of Nashua, New Hampshire.

4.1	Ninth Amendment to Rights Agreement, dated as of November 11, 2010, by and between Pennichuck Corporation and American Stock Transfer & Trust Company, LLC.

10.1	Settlement Agreement, dated as of November 11, 2010, by and between Pennichuck Corporation and the City of Nashua, New Hampshire.

99.1	Press Release issued by Pennichuck Corporation on November 12, 2010.